UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2019

DENBURY RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12935	20-0467835
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5320 Legacy Drive
Plano, Texas
(Address of principal executive offices)

75024
(Zip code)

(972) 673-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.02(d) – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Mary M. VanDeWeghe to the Denbury Resources Inc. Board of Directors

On March 27, 2019, Mary M. VanDeWeghe was appointed to the Board of Directors (the “Board”) of Denbury Resources Inc. (the “Company”). Ms. VanDeWeghe has been appointed to the Audit Committee and Reserves and Health, Safety and Environmental Committee of the Board.

Ms. VanDeWeghe has served as the President and Chief Executive Officer of Forte Consulting, Inc., a management and financial consulting firm, since March 2009, and was previously employed as a Finance Professor at Georgetown University from 2009-2016, Senior Vice President – Finance at Lockheed Martin Corporation from 2006-2009, a Finance Professor at the University of Maryland from 1996-2006, and in various positions at J.P. Morgan from 1983-1996. Ms. VanDeWeghe currently serves on the board of directors of Principal Funds, Inc., a global asset management organization. She previously has served on the boards of directors for Brown Advisory from 2003-2018, B/E Aerospace, Inc. from 2014-2017, W.P. Carey Inc. from 2014-2017, and Nalco Holding Company (and its successor Ecolab Inc.) from 2009-2014. Ms. VanDeWeghe has a Bachelor’s degree in Economics from Smith College, where she graduated Phi Beta Kappa, and received a Masters of Business Administration degree from the Amos Tuck School of Business at Dartmouth College, where she was a Tuck Scholar. Ms. VanDeWeghe has more than 35 years of experience developing and executing strategies to maximize shareholder value. Her areas of expertise include strategic planning, mergers & acquisitions, capital markets, risk management, project financing, venture capital, investment management, corporate governance and investor relations.

On March 27, 2019, following her appointment to the Board, Ms. VanDeWeghe was granted 71,911 shares of restricted stock which will vest on March 26, 2020.  Ms. VanDeWeghe is also entitled to participate in the Director Deferred Compensation Plan on the same basis as other non-employee directors. In addition, effective March 27, 2019, the Company and Ms. VanDeWeghe entered into the Company’s standard form of indemnification agreement for its non-employee directors, which requires the Company to indemnify each indemnitee to the fullest extent permitted by the Delaware General Corporation Law.

Laura A. Sugg will not stand for re-election to the Board

On March 27, 2019, Laura A. Sugg notified the Board that she will not stand for re-election to the Board at the Company’s upcoming annual meeting of stockholders to be held May 22, 2019. Ms. Sugg has been a member of the Board since 2012, currently serving as the Chairperson of the Compensation Committee. Ms. Sugg’s decision to not stand for re-election was not the result of any disagreement between Ms. Sugg and the Company, its management, Board or any committee of the Board, or with respect to any matter relating to the Company’s operations, policies or practices.

Section 9 – Financial Statements and Exhibits

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit Number	Description
99.1*	Denbury Press Release, dated March 28, 2019.

*	Included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Denbury Resources Inc. (Registrant)
Date: March 28, 2019	By:	/s/ James S. Matthews
James S. Matthews
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Denbury Press Release, dated March 28, 2019.